[LETTERHEAD]

                                                               November 26, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Dear Sir or Madam:

        On behalf of State Street Research Capital Trust, I am enclosing
Form SE and the related exhibits to be incorporated by reference in the direct transmission of Form N-SAR for the period ended September 30, 2003

                                        Sincerely,

                                        /s/ Edward T. Gallivan, Jr.
                                        ----------------------------------------
                                            Edward T. Gallivan, Jr.
                                            Assistant Treasurer

Enclosure

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     FORM SE
                             Dated November 26, 2003

          Form N-SAR                 Year ended 9/30/03          811-3838
--------------------------------     ------------------     ------------------
Report, Schedule or Statement of      Period of Report     SEC File No. of Form,
 Which the Documents Are a Part       (If Appropriate)     Schedule or Statement

    State Street Research Capital Trust                           727101
--------------------------------------------------         ---------------------
(Exact Name of Registrant As Specified in Charter)         Registrant CIK Number


--------------------------------------------------------------------------------
                    Name of Person Other than the Registrant
                     Filing the Form, Schedule or Statement

             The undersigned hereby files the following documents:

Attach an exhibit index and the exhibits not filed electronically as required by
    Item 601 of Regulation S-K, the applicable Form, Schedule or Statement.

                   SIGNATURES: Complete A or B, as Appropriate
                       See General Instructions to Form SE

A. Filings Made on Behalf of the Registrant: The Registrant has duly caused this form to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on the 26th day of November, 2003

                      State Street Research Capital Trust
                   ------------------------------------------
                              (Name of Registrant)


               By: /s/ Edward T. Gallivan, Jr.
                   ------------------------------------------
                                   (Signature)


                   Edward T. Gallivan, Jr.
                   ------------------------------------------
                                  (Print Name)


                   Assistant Treasurer
                   ------------------------------------------
                                     (Title)


B. Filings Made by Persons Other Than the Registrant: After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

----------------    ------------------------------------------------------------
    (Date)                                (Signature)

                    ------------------------------------------------------------
                    (Print the Name and Title of Each Person Who Signs the Form)

SEC 2082 (12-89)

                              (Name of Registrant)

                                     Form SE

                          Exhibit Index for Form N-SAR

Item 77B. Accountant's report on internal control

Item 77K. Changes in Registrant's certifying accountant

Deloitte & Touche LLP
200 Berkeley Street
Boston, Massachusetts 02116
USA

Tel: (617) 437-1200
Fax: (617) 437-2111
www.deloitte.com

                                                        [Deloitte & Touche Logo]

INDEPENDENT AUDITORS' REPORT

To the Board of Trustees and Shareholders of State Street Research Capital Trust

In planning and performing our audit of the financial statements of the State Street Research Aurora Fund, State Street Research Emerging Growth Fund and State Street Research Mid Cap Growth Fund (the "Funds"), each a fund of State Street Research Capital Trust, for the year ended September 30, 2003, we considered their internal control, including control activities for safeguarding securities, on which we have issued our reports dated October 31, 2003 in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the Funds' internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the fund's internal control and their operation, including controls for safeguarding securities that we consider to be material weaknesses as defined above as of September 30, 2003.

This report is intended solely for the information and use of management, the Board of Trustees and Shareholders of the Funds, and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
October 31, 2003

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